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Exhibit 23

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 1-10389) pertaining to the Western Gas Resources, Inc. Retirement Plan of our report dated May 23, 2003, with respect to the financial statements and supplemental schedules of the Western Gas Resources, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ CLIFTON GUNDERSON LLP

Denver, Colorado
May 23, 2003

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Consent of Independent Auditor